Exhibit 10.1

TENTH AMENDMENT TO  CREDIT AGREEMENT AND LIMITED WAIVER

This Tenth Amendment to Credit Agreement and Limited Waiver (this “Tenth Amendment”) is made as of September 26, 2008, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Sandwich” and, collectively with OLLC, Global, Glen Hes and Montello, the “Borrowers” and each a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Initial Guarantors and each individually, an “Initial Guarantor”), each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Lenders” and each individually, a “Lender”) party hereto  and Bank of America, N.A. as Administrative Agent and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Credit Agreement dated as of October 4, 2005 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Initial Guarantors, the Lenders, the Administrative Agent and the L/C Issuer.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the L/C Issuer desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Amendment to Section 1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)           the definition of “Obligations” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the words “with respect to any Loan or Letter of Credit” which appears in such definition the words “or Secured Cash Management Agreements”; and

(b)           Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Availability Limitation Amount” means, as of the relevant date of determination, the sum of (a) the Swap Termination Value Amount as of such date plus (b) the Setoff Amount as of such date.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Setoff Amount” means, notwithstanding the waiver of any right of setoff or other similar claim which an account debtor may have agreed to with respect to any Eligible Receivable (the “Setoff Waiver”), as of the relevant date of determination, the amount of such Eligible Receivable which would be subject to a right of setoff or similar claim to the extent such Setoff Waiver is not enforced or did not exist.

“Swap Termination Value Amount” means, as of any relevant date of determination, the Swap Termination Value of all Swap Contracts which constitute Loan Documents, provided, to the extent a Loan Party has no obligation under any Swap Contract as of such date, or is otherwise owed money from the counterparty thereunder (i.e. is “in the money” thereunder), then the Swap Termination Value Amount for such Swap Contract as of such date of determination shall be $0, provided however, notwithstanding the foregoing, to the extent the Swap Termination Value of a Swap Contract with a Lender is a positive number (i.e. a Loan Party is “in the money”) and the Swap Termination Value of another Swap Contract with a different Lender is a negative number (i.e. a Loan Party is “out of the money”), the Swap Termination Value Amount shall be the net results of such Swap Termination Values.

§2.  Amendment to Section 2 of the Credit Agreement.  Section 2 of the Credit Agreement is hereby amended as follows:

(a)           Section 2.1(a)(i) of the Credit Agreement is hereby amended by deleting the words “provided, however, that after giving effect to any Borrowing of a WC Revolver Loan (i) the Total WC Revolver Outstandings shall not exceed the lesser of (1) the Total WC Revolver Commitment as in effect on such date and (2) the Borrowing Base at such time” which appear in the first sentence of Section 2.1(a)(i) and substituting in place thereof the words “provided, however, that after giving effect to any Borrowing of a WC Revolver Loan (i) the Total WC Revolver Outstandings shall not exceed the lesser of (1) the Total WC Revolver Commitment as in effect on such date and (2) the Borrowing Base at such time minus the Availability Limitation Amount at such time”.

(b)           Section 2.2(f) of the Credit Agreement is hereby amended by inserting at the end of the text thereof the following sentence:  “In addition, the Availability Limitation Amount shall be determined at the times the Borrowers determine their Borrowing Base (or at such other interval as may be specified by the Administrative Agent) by the Administrative Agent by reference to a report delivered by the Borrowers to the Administrative Agent and the Lenders with the Borrowing Base Report which report details the information necessary for the Administrative Agent to determine the Swap Termination Value Amount and Setoff Amount, as applicable.”.

(c)           Section 2.3(a)(i) of the Credit Agreement is hereby amended by deleting the words “provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total WC Revolver Outstandings shall not exceed the lesser of (i) the Total WC Revolver Commitments as in effect at such time and (ii) the Borrowing Base at such time” which appear in the first sentence of Section 2.3(a)(i) and substituting in place thereof the words “provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total WC Revolver Outstandings shall not exceed the lesser of (i) the Total WC Revolver Commitments as in effect at such time and (ii) the Borrowing Base at such time minus the Availability Limitation Amount at such time”.

(d)           Section 2.4(b) of the Credit Agreement is hereby amended by deleting the words “If for any reason (i) the Total WC Revolver Outstandings at any time exceed the lesser of (1) the Total WC Revolver Commitments then in effect and (2) the Borrowing Base at such time” which appear in the first sentence of Section 2.4 and substituting in place thereof the words “ If for any reason (i) the Total WC Revolver Outstandings at any time exceed the lesser of (1) the Total WC Revolver Commitments then in effect and (2) the Borrowing Base at such time minus the Availability Limitation Amount at such time”.

§3.  Conditions to Effectiveness.This Tenth Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of a fully-executed original counterparts of this Tenth Amendment executed by the Loan Parties, the Administrative Agent and the required Lenders.

§4.  Limited Waiver.pursuant to Section 2.1(a)(iv) of the Credit Agreement, in each calendar year, the Outstanding Amount of all WC Revolver Loans which constitute Tranche I Loans shall not exceed $97,000,000 for a period of ten (10) consecutive calendar days (the “Borrowing Limitation Requirement”).  The Borrowers have requested that the Administrative Agent and the Required Lenders waive the Borrowing Limitation Requirement for the calendar year ending December 31, 2008.  Upon the effectiveness of this Tenth Amendment as described in §3 above, the Required Lenders and the Administrative Agent hereby waive the Borrowing Limitation Requirement contained in Section 2.1(a)(iv) of the Credit Agreement for the calendar year ending December 31, 2008.

§5.          Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in

Article V of the Credit Agreement except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this §5, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Tenth Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§6.          Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Tenth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§7.          No Waiver.  Except as expressly set forth in this Tenth Amendment, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer or the Lenders consequent thereon.

§8.          Counterparts.  This Tenth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§9.          Severability.  If any provision of this Tenth Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Tenth Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

§10.        Governing Law.  THIS TENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Thomas J. Hollister
Title:	COO and CFO

GLOBAL COMPANIES LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Thomas J. Hollister
Title:	COO and CFO

GLOBAL MONTELLO GROUP CORP.

By:	/s/Thomas J. Hollister
Title:	COO and CFO

GLEN HES CORP.

By:	/s/Thomas J. Hollister
Title:	COO and CFO

CHELSEA SANDWICH LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/Thomas J. Hollister
Title:	COO and CFO

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Henry Pennell
Title:	Vice President

BANK OF AMERICA, N.A., as
a Lender and L/C Issuer

By:	/s/ Christen A. Lacey
Title:	Principal

STANDARD CHARTERED BANK, as
a Lender

By:	/s/ Patricia Doyle
Title:	Director
Commodity Corporate-Traders

By:	/s/ Robert K. Reddington
Title:	AVP/Credit Documentation
Credit Risk Control

JPMORGAN CHASE BANK, N.A., as
a Lender

By:	/s/ John M. Hariaczyi
Title:	Vice President

SOCIETE GENERALE, as a Lender

By:
Title:

By:
Title:

RBS CITIZENS,
NATIONAL ASSOCIATION
as a Lender

By:	/s/ Marina Grossi
Title: Senior Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ Marie C. Duprey
Title: Senior Vice President

FORTIS CAPITAL CORP., as a Lender

By:
Title:

By:
Title:

WEBSTER BANK NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Carol Carver
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:
Title:

TD BANK, N.A.,
(f/k/a TD BankNorth, N.A.)
as a Lender

By:	/s/ Curtis C. Simard
Title: Senior Vice President

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ M. W. Sweeney
Title: Vice President

WACHOVIA BANK,
NATIONAL ASSOCIATION
as a Lender

By:	/s/ D. M. Grondin
Title: Senior VP

CALYON NEW YORK BRANCH
as a Lender

By:	/s/ Zali Win
Title:	MD

By:	/s/ Michael Kermarrec
Title:	Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Tenth Amendment as of September 26, 2008, and agrees that the Guaranty dated as of October 4, 2005 (as amended and in effect from time to time, the “Guaranty”) from each of the undersigned Guarantors remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, the Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title:	COO and CFO

GLOBAL GP LLC
By:	/s/ Thomas J. Hollister
Title:	COO and CFO